Exhibit 10.2
HAMILTON BEACH, INC.
NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION PLAN
1. Purpose of the Plan
     The purpose of this Non-Employee Directors’ Equity Compensation Plan (the “Plan”) is to provide for the payment to the non-employee directors of Hamilton Beach, Inc. (the “Company”) of a portion of their annual retainer (and, at their election, other fees or retainers or the remaining portion of the annual retainer) in capital stock of the Company in order to further align the interests of such directors with the stockholders of the Company and thereby promote the long-term profits and growth of the Company.
2. Effective Date/Term
     This Plan shall be effective as of, and contingent upon, the occurrence of the “Spin-Off Date” as such term is defined in the Amended and Restated Spin Off Agreement dated as of April 25, 2007, by and among NACCO Industries, Inc., Housewares Holding Company, Hamilton Beach, Inc. and Hamilton Beach/Proctor-Silex, Inc. The term of this Plan shall be ten years from the occurrence of the Spin-Off Date.
3. Definitions
     (a) “Average Share Price” means the average of the closing price per share on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for Class A Common Stock for each week of the calendar quarter ending on the Quarter Date.
     (b) “Change in Control” means the occurrence of (i), (ii), (iii) or (iv) below:

i.	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company after the Spin-Off Date where such acquisition causes such Person to own 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this Subsection (i), the following acquisitions shall not be deemed to result in a Change in Control:
          (A) any acquisition of voting securities directly from the Company that is approved by the Incumbent Board (as defined in Subsection (ii), below),
          (B) any acquisition of voting securities by the Company or a Subsidiary,
          (C) any acquisition of voting securities by (i) any employee benefit plan (or related trust) sponsored or maintained by the Company, (ii) the Company or a Subsidiary, or (iii) any member of the Rankin or Taplin families or any corporation, partnership, trust or other entity owned or controlled by such families (an “Interested Party”),

          (D) any acquisition of voting securities by any Person pursuant to a transaction described in clauses (A), (B) and (C) of Subsection (iii) below; and
provided, further, that if any Person’s beneficial ownership of the Outstanding Voting Securities reaches or exceeds 50% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 50% or more of the Outstanding Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the Outstanding Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meanings of Rule 13d-3 promulgated under the Exchange Act) less than 50% of the Outstanding Voting Securities, then no Change in Control shall have occurred as a result of such Person’s acquisition; or
ii.	individuals who, as of the Spin-Off Date, constitute the Board of Directors of the Company (the “Incumbent Board” (as modified by this clause (ii)) cease for any reason to constitute at least a majority of such Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

iii.	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which all three of the following apply:
          (A) the individuals and entities who were the ultimate beneficial owners of voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries),
          (B) no Person (excluding any Interested Party, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly 30% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination, and
          (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
iv.	approval by the Company’s shareholders of a complete liquidation or dissolution of the Company except pursuant to a Business Combination described in clauses (A), (B) and (C) of Subsection (iii), above.

     (c) “Class A Common Stock” means the Company’s Class A Common Stock, par value $0.01 per share.
     (d) “Director” means an individual duly elected or appointed as a director of the Company who is not also an employee of the Company or any of its subsidiaries.
     (e) “Extraordinary Event” shall have the meaning set forth in Section 5.
     (f) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
     (g) “Payment Deadline” means the date which is two and one-half months after each Quarter Date.
     (h) “Quarter Date” means the last day of the calendar quarter for which a Required Amount is earned.
     (i) “Required Amount” means an amount of money constituting that portion (as determined from time to time by the Board of Directors) of a Director’s annual retainer earned by such Director for services as a director of the Company for any calendar quarter, which amount is payable in Shares pursuant to this Plan.
     (j) “Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.
     (k) “Shares” means shares of Class A Common Stock which are issued to a Director pursuant to, and with such restrictions as are imposed by, the terms of this Plan and which represent the Director’s Required Amount.
     (l) “Transfer” shall have the meaning set forth in Section 4.2(a).
     (m) “Voluntary Amount” shall have the meaning set forth in Section 4.2(b).

     (n) “Voluntary Shares” means shares of Class A Common Stock which are issued to a Director in accordance with Section 4.1(c) and which represent the Director’s Voluntary Amount.
4. Shares and Voluntary Shares
     4.1 Required Amount and Voluntary Amount
     (a) Required Amount. From time to time, the Board of Directors of the Company shall determine (i) the amount of the annual retainer to be paid to each Director for each calendar quarter of a year, (ii) the portion of such retainer that shall be paid in cash and (iii) the equity portion of such retainer that is required to be paid in Shares (the “Required Amount”).
     (b) Voluntary Shares. For any calendar quarter, a Director may elect to have up to 100% of the cash component of the annual retainer payable for such quarter, and any other cash to be earned by the Director for such quarter for services as a director of the Company (collectively referred to as a “Voluntary Amount”), applied to the issuance of Voluntary Shares pursuant to this Plan; provided that the Director must notify the Company in writing of such election prior to the first day of the first calendar quarter for which such election is made, which election will be irrevocable after such date for such calendar quarter and shall remain in effect for future calendar quarters unless or until revoked by the Director prior to the first day of a calendar quarter. The Company shall use any such Voluntary Amount to issue the shares of Class A Common Stock to fulfill its obligation to issue Voluntary Shares to a Director pursuant to Section 4.1(c).

     (c) Payment. Promptly following each Quarter Date (and, in any event, no later than the Payment Deadline), the Company shall issue to each Director (or to a trust for the benefit of a Director, or such Director’s spouse, children or grandchildren, if so directed by the Director) (i) a number of whole Shares equal to the Required Amount earned for services rendered to the Company by such Director for the calendar quarter ending on such Quarter Date divided by the Average Share Price and (ii) a number of whole Voluntary Shares equal to such Director’s Voluntary Amount for such calendar quarter divided by the Average Share Price. To the extent that the application of the foregoing formulas would result in fractional Shares or fractional Voluntary Shares, no fractional shares of Class A Common Stock shall be issued by the Company pursuant to this Plan, but instead, such amount shall be paid to the Director in cash at the same time the Shares and Voluntary Shares are issued to the Director. Shares and Voluntary Shares shall be fully paid, nonassessable shares of Class A Common Stock. Shares shall be subject to the restrictions set forth in this Plan, whereas Voluntary Shares shall not be so restricted. Shares and Voluntary Shares may be shares of original issuance, treasury shares or a combination of the foregoing and, in the discretion of the Company, may be issued as certificated or uncertificated shares. The Company shall pay any and all fees and commissions incurred in connection with the purchase by the Company of shares of Class A Common Stock which are to be Shares or Voluntary Shares, and the transfer to Directors of Shares or Voluntary Shares.
     4.2 Restrictions on Shares.
     (a) Restrictions on Transfer of Shares. No Shares shall be assigned, pledged, hypothecated or otherwise transferred by a Director or any other person, voluntarily or involuntarily, other than (i) by will or by the laws of descent and distribution, (ii) pursuant to domestic relations orders meeting the definition of a qualified domestic relations order under Section 206(d)(3)(B) of ERISA (“QDRO”) or (iii) to a trust for the benefit of a Director, or such Director’s spouse, children or grandchildren. The restrictions on Shares set forth in this Section shall lapse for all purposes and shall be of no further force or effect upon the earlier to occur of (A) five years after the Quarter Date with respect to which such Shares were issued, (B) the date of the death or permanent disability of the Director, (C) five years (or earlier with the approval of the Board of Directors) after the Director’s retirement from the Board of Directors of the Company, (D) the date that a Director is both retired from the Board of Directors of the Company and has reached 70 years of age, (E) the transfer of Shares to a person other than the Director pursuant to a QDRO, but only as to those Shares so transferred, (F) on the date of a Change in Control or (G) at such other time as determined by the Board of Directors in its sole and absolute discretion. Following the lapse of restrictions pursuant to this Subsection (a), at the Director’s request, the Company shall take all such action as may be necessary to remove such restrictions from the stock certificates, or other applicable records with respect to uncertificated shares, representing the Shares, such that the Shares shall be fully paid, nonassessable and unrestricted by the terms of this Plan.
     (b) Dividends, Voting Rights, Exchanges, Etc. Except for the restrictions set forth in this Section 4.2 and any restrictions required by law, Directors shall have all rights of a stockholder with respect to their Shares including the right to vote, to receive dividends as and when declared by the Board of Directors and paid by the Company.

Except for any restrictions required by law, Directors shall have all rights of a stockholder with respect to their Voluntary Shares. All securities received by a Director with respect to Shares in connection with any Extraordinary Event shall be deemed to be Shares for purposes of this Plan and shall be restricted pursuant to the terms of this Plan to the same extent and for the same period as if such securities were the original Shares with respect to which they were issued (subject to the terms of Section 4.2(a) above), unless the Board of Directors of the Company, in its sole and absolute discretion, eliminates such restrictions or accelerates the time at which such restrictions on transfer shall lapse.
     (c) Restriction on Transfer of Rights to Shares. No rights to Shares or Voluntary Shares shall be assigned, pledged, hypothecated or otherwise transferred by a Director or any other person, voluntarily or involuntarily, other than (i) by will or by the laws of descent and distribution, or (ii) pursuant to a QDRO.
     (d) Legend. The Company shall cause a legend, in substantially the following form, to be placed on each certificate, or other applicable record(s) with respect to uncertificated shares, for the Shares:
THE[SE] SHARES [REPRESENTED BY THIS CERTIFICATE] ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE HAMILTON BEACH, INC. NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION PLAN (“PLAN”). SUCH RESTRICTIONS ON TRANSFER UNDER THE PLAN SHALL LAPSE FOR ALL PURPOSES AND SHALL BE OF NO FURTHER FORCE OR EFFECT AFTER                     , OR SUCH EARLIER TIME AS PROVIDED IN THE PLAN.
5. Amendment, Termination and Adjustments
     (a) The Board of Directors of the Company may alter or amend the Plan from time to time or may terminate it in its entirety; provided, however, that no such action shall, without the consent of a Director, affect the rights in any Shares or Voluntary Shares issued or to be issued to such Director. All Shares issued prior to any termination of this Plan shall continue to be subject to the terms of this Plan; provided that the transfer restrictions on such Shares shall lapse as provided in Section 4.2(a) or, if earlier, at the time specified by the Board of Directors, in its sole discretion.
     (b) Notwithstanding the provisions of Subsection (a), without further approval by the stockholders of the Company no such amendment or termination shall (i) increase the total number of shares of Class A Common Stock to be issued under this Plan specified in Section 6 (except that adjustments and additions expressly authorized by this Section shall not be limited by this clause (i)), (ii) change the provisions of Section 4.1(c) that specify the timing of the issuance or the calculation of the number of Shares to be issued to a Director, (iii) cause Rule 16b-3 to become inapplicable to this Plan or (iv) make any other change for which stockholder approval would be required under applicable stock exchange requirements.
     (c) The Board of Directors may make or provide for such adjustments in the number and kind of shares of Class A Common Stock specified in Section 6 as the Board of Directors, in its sole discretion, exercised in good faith, may determine is equitably required to reflect (i) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing ( collectively referred to as an “Extraordinary Event).

6. Shares Subject to Plan
     Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock which may be issued under this Plan shall be 250,000.
7. General Provisions
     (a) No Continuing Right as Director. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any Director any right to continue as a director of the Company or any subsidiary of the Company.
     (b) Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules.
     (c) Cash If Shares Not Issued. Pending issuance of Shares and Voluntary Shares, all Required Amounts and Voluntary Amounts are the property of the Directors and shall be paid to them in cash by no later than the Payment Deadline in the event that Shares and Voluntary Shares are not issued.
     (d) Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, and vice versa.

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